MAURICE J. BATES, L.L.C.
                                 ATTORNEY AT LAW
                           8214 WESTCHESTER SUITE, 500
                              DALLAS , TEXAS 75225

                            Telephone (214) 692-3566
                               Fax (214) 987-2091

                                  April 8 1999

Rampart Capital Corporation
700 Louisiana, Suite 2550
Houston, Texas 77002

         Re: Registration Statement on Form SB-2
         Offering of 1,500,000 Shares

Gentlemen:

         I have acted as counsel to Rampart Capital Corporation, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, (the "Securities Act"), of 1,500,000 shares of common stock, $.01 par value, (the "Common Stock") to be offered to the public by the Company in a firm commitment underwriting by Redstone Securities, Inc. The Registration Statement (defined below) also includes 225,000 additional shares to cover over-allotments, if any.

         A registration statement on Form SB-2 (SEC File No. 333-71089) was filed with the Securities and Exchange Commission on January 25, 1999 (the "Registration Statement") and Amendment No. 1 thereto is being filed herewith. In connection with rendering this opinion, I have examined executed copies of the Registration Statement and all exhibits thereto and Amendment No. 1 and all exhibits thereto. I have also examined and relied upon the original, or copies certified to my satisfaction, of (i) the Articles of Incorporation and By-laws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Common Stock to be offered and related matters, and (iii) such other agreements and instruments relating to the Company as I deemed necessary or appropriate for purposes of the opinion expressed herein. In rendering such opinion, I have made such further investigation and inquiries relevant to the transaction contemplated by the Registration Statement as I have deemed necessary for the opinion expressed herein, and I have relied, to the extent I deemed reasonable, on certificates and certain other information provided to me by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge.

Furthermore, in rendering my opinion, I have assumed that the signatures on all documents examined by me are genuine, that all documents and corporate record books submitted to me as originals are accurate and complete, and that all documents submitted to me are true, correct and complete copies of the originals thereof.

         Based upon the foregoing, I am of the opinion that the Common Stock to be issued and sold by the Company as described in the Registration Statement has been duly authorized for issuance and sale and when issued by the Company against payment of the consideration therefor pursuant to the terms of the Underwriting Agreement, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                                     Very truly yours,

                                                     Maurice J. Bates, L.L.C.


                                                     By /s/ Maurice J. Bates_
                                                          Maurice J. Bates